Exhibit 99.1

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information:	FOR IMMEDIATE RELEASE
Joe Weigel	October 10, 2017
Director of Communications (317) 972-7006 Direct jweigel@celadongroup.com

Kathleen L. Ross Appointed to Celadon Board of Directors

Former Bank of America SVP Brings Extensive Experience in Transportation Finance

INDIANAPOLIS – October 10, 2017 – Celadon Group, Inc. (“Celadon” or the “Company”) (NYSE: CGI) today announced the appointment of Kathleen L. Ross to its Board of Directors.  The Board has determined that Ms. Ross is an “independent director” under NYSE Rule 303A.02.

Ms. Ross retired from Bank of America in September 2016, where she served as a Senior Vice President in the bank’s transportation and logistics group since 2008.  Ms. Ross was also designated to the investment banking divisions, Merrill, Lynch, Pierce, Fenner & Smith Incorporated since 2010, and Bank of America Securities LLC since 2009.  Ms. Ross previously worked as a Senior Vice President at LaSalle Bank, from 2003 until it was acquired by Bank of America in 2008, and at ABN Amro from 1994 to 2003.  Prior to joining ABN Amro Ms. Ross worked for First National Bank of Chicago from 1989 to 1994 and for Bank of America from 1982 to 1989.    Ms. Ross has experience in arranging financing, optimizing capital structures, arranging and advising on public and private equity and debt offerings, and advising companies on strategy, market conditions, and management of financial and other risks.  Throughout her career, Ms. Ross has specialized in serving the transportation, logistics, and supply chain industry.  In addition, Ms. Ross has served as a member of Northwestern University’s Transportation Center’s Business Advisory Council since 2008.  She holds a B.A. and M.A. from the University of Michigan, as well as an M.B.A. in finance and accounting from Columbia University.

Michael Miller, Chairman of the Board, commented: “Kathleen’s vast experience as a senior officer of one of the world’s largest financial institutions will assist us in areas that are critical to the success of our Company, including fortifying our capital structure and financial position.  With over 30 years of experience in transportation finance, I am confident that she will be invaluable in guiding our newly strengthened management team as it works to execute our strategic initiatives.”

About Celadon
Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long haul, regional, local, dedicated, intermodal, temperature-protect, and expedited freight service across the United States, Canada, and Mexico. The Company also owns Celadon Logistics Services, which provides freight brokerage services, freight management, as well as supply chain management solutions, including logistics, warehousing, and distribution.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including “expects,” “expected,” “will,” “would be,” “intends,” “believes,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, statements relating to our future capital structure, financial position, and execution of our strategic initiatives, among others, are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

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